                                                                    Exhibit 3.7

                             ARTICLES OF AMENDMENT

                             TEMPUR-MEDICAL, INC.

                               March 25, 2004

   Pursuant to the provisions of Chapter 271B of the Kentucky Revised Statutes, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1. The name of the corporation is Tempur-Medical, Inc.

2. On the date first set forth above, the corporation adopted the following amendment to its Articles of Incorporation so that Article I of such Articles reads in its entirety as set forth below:


                                   Article I
                                     Name

        The name of the corporation shall be Tempur-Pedic Medical, Inc.

3. The amendment was adopted by unanimous shareholder action. On the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separate on the amendment, and the vote of such shares was:


--------------------------------------------------------------------------------
                                                        Number of    Number of
                                          Number of     Undisputed   Undisputed
              Number of    Number of        Votes      Shares Voted Shares Voted
             Outstanding Votes Entitled Represented at     For        Against
Voting Group   Shares      to be Cast    the Meeting    Amendment    Amendment
--------------------------------------------------------------------------------
   Common        100          100            100           100           0
--------------------------------------------------------------------------------

   IN WITNESS WHEREOF, the undersigned has executed this written action to be effective as of the date first set forth above.


                                           Tempur-Medical, Inc.

                                           By:    /s/ Jason P. Broyles
                                                  -----------------------------

                                           Name:  Jason P. Broyles
                                                  -----------------------------

                                           Title: Chief Financial Officer
                                                  -----------------------------

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                           TEMPUR-PEDIC MEDICAL, INC.

                                   ARTICLE I
                                      Name

     The current name of the corporation is Tempur-Pedic Medical, Inc.

                                   ARTICLE II
                                   Amendment

     The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation and the directors of the corporation at shareholder and directors' meetings held on January 8, 1998, in the manner prescribed by the Kentucky Business Corporation Act:

     RESOLVED, that the company approve the change of name of the corporation to Tempur-Medical, Inc.

                                  ARTICLE III
                                    Adoption

     The above amendment was adopted by unanimous vote of both the directors and shareholders at the January 8, 1998 annual meeting of both the Board of Directors and Shareholders. The following shareholders voted for adoption:

     Shareholder.        No. of Shares    % of Shares       Number Cast

     Tempur-Pedic, Inc.            100            100%              100

     The total number of undisputed votes cast for the amendments was 100 shares which was sufficient for approval by all voting groups.

     IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these articles of amendment on January 8, 1998.

                                        Tempur-Medical, Inc.


                                        /s/ David Fogg
                                        ----------------------------------------
                                        David Fogg
                                        Vice-President

This instrument prepared by:


/s/ Sam P. Burchett
--------------------------------------
SAM P. BURCHETT, ESQ.
Attorney At Law
PNC Bank Plaza, Suite 810
200 W. Vine Street
Lexington, Kentucky 40507-1620
(606) 226-2100

                            ARTICLES OF INCORPORATION
                                       OF
                           TEMPUR-PEDIC MEDICAL, INC.

     The undersigned incorporator, Sam P. Burchett, executes these articles of incorporation for the purpose of forming and do hereby form a corporation under the laws of the Commonwealth of Kentucky in accordance with the following provisions:

                                    ARTICLE I
                                      Name

     The name of the corporation is Tempur-Pedic Medical, Inc.

                                   ARTICLE II
                      Registered Office and Resident Agent

     The street address of the initial registered office of the corporation in the Commonwealth of Kentucky is 848G Nandiao Boulevard, Lexington, Kentucky 40511.

     The initial registered agent at the same address is Robert B. Trussell, Jr.

                                  ARTICLE III
                                Principal Office

     The mailing address of the principal office of the corporation is:

          848 G Nandino Boulevard, Lexington, Kentucky 40511.

                                   ARTICLE IV
                                  Capital Stock

     The total number of shares which may be issued by the corporation is 1000.

                                   ARTICLE V
                                  Incorporator

     The names and addresses of the incorporator is:

          Sam P. Burchett, Esq.
          ALFORD & BURCHETT
          PNC Bank Plaza, Suite 800
          200 W. Vine Street
          Lexington, Kentucky 40507-1620

                                   ARTICLE VI
                               Board of Directors

     The business and affairs of the corporation are to be conducted by a board of directors of not less than one (1) nor more than ten (10) members, the number to be set in the manner provided in these articles and in the bylaws.

                                  ARTICLE VII
                 Limitation of Personal Liability of Directors

     A director shall not be liable to the corporation or its shareholders for monetary damages for any act or omission constituting a breach of his duties as a director unless such act or omission (1) is one in which the director has a person financial interest which is in conflict with the financial interests of the corporation or its shareholders; (2) is not in good faith or involves intentional misconduct or is known to the director to be a violation of law; (3) is a vote for or assent to a distribution made in violation of these articles of incorporation or which renders the corporation unable to pay its debts as they become due in the usual course of business or which results in the corporation's total liabilities exceeding its total assets; or (4) is a transaction from which the director derived an improper personal benefit.

                                  ARTICLE VIII
                                 Effective Date

     The effective date, pursuant to KRS 271B.I-230(2), shall be delayed with an effective date and time of 12:01 a.m. January 1, 1997.

     Executed by the incorporator on December 31, 1996.


                                        /s/ Sam P. Burchett
                                        ----------------------------------------
                                        Sam P. Burchett, Esq.


This instrument prepared by:


/s/ Sam P. Burchett
-------------------------------------
SAM P. BURCHETT, ESQ.
ALFORD & BURCHETT
PNC Bank Plaza, Suite 800
200 W. Vine Street
Lexington, Kentucky 40507-1620
(606) 226-2100